EXHIBIT 10.1
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                                                                  EXECUTION COPY


                   CONSENT AND AMENDMENT TO FUNDING AGREEMENT

         Consent and Amendment, dated as of June 12, 2002, to that certain Funding Agreement dated as of May 15, 2002 among SpectraSite Holdings, Inc. and SpectraSite Intermediate Holdings, LLC (together, the "CO-ISSUERS") and the several purchasers named in Schedule I thereto (such agreement being referred to herein as the "FUNDING AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Funding Agreement.

         WHEREAS, pursuant to Section 1.01(c) of the Funding Agreement, Parent may not make certain changes to the terms of any Offer without the prior written consent of the Required Purchasers; and

         WHEREAS, pursuant to Section 8.05 of the Funding Agreement, the Co-Issuers and the Required Holders desire to amend the Funding Agreement as more particularly set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, as follows:

         1. Pursuant to Section 1.01(c) of the Funding Agreement, the Required Purchasers hereby consent to the (i) extension of Expiration Date of each Offer to 5:00 P.M., New York City Time, on June 19, 2002 and (ii) amendment of the definition of "Minimum Tender Condition" in the Cash Offers to Purchase to reduce the minimum aggregate Purchase Price for all of the Notes tendered in the Cash Offers from $300 million to $150 million.

         2. Section 6.01(f) of the Funding Agreement is hereby amended and restated in its entirety as follows:

                  "THE CASH OFFERS. (1) the General Conditions (as defined in the Cash Offers to Purchase) shall have been satisfied or, subject to Section 1.01(c) and 1.01(e), waived with respect to the Designated Cash Offers, and (2) the Co-Issuers concurrently shall have accepted for payment High Yield Debt validly tendered and not withdrawn prior to the expiration of the Designated Cash Offer(s), pursuant to the terms and conditions set forth in the applicable Cash Offer(s) to Purchase which, except to the extent provided in Section 1.01(c) and 1.01(e), shall not have been amended, modified, waived or extended without the prior written consent of the Required Purchasers. As used herein, "DESIGNATED CASH OFFERS" means those of the Cash Offers with respect to which the depositary shall have received valid and unwithdrawn tenders of High Yield Debt that result in the

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                  purchase of High Yield Debt for an aggregate Purchase Price
                  (as defined in the Cash Offers to Purchase) for all of the High Yield Debt so tendered of at least $300 million."

         3. Section 6.02(j) of the Funding Agreement is hereby amended and restated in its entirety as follows:

                  "THE CASH OFFERS. (1) the Minimum Tender Condition (as defined in the Cash Offers to Purchase) shall have been satisfied or, subject to Section 1.01(c) and 1.01(e), waived and (2) the General Conditions shall have been satisfied or, subject to
                  Section 1.01(c) and 1.01(e), waived with respect to those of the Cash Offers with respect to which the depositary shall have received valid and unwithdrawn tenders of High Yield Debt in an aggregate amount sufficient to cause the Minimum Tender Condition to have been satisfied."

         4. Each party to this Consent and Amendment hereby represents and warrants to the other parties hereto that (a) the execution, delivery and performance of this Consent and Amendment by such party will not violate any provision of applicable law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such party or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, except for such violations, conflicts or breaches which, individually or in the aggregate, would not have a material adverse effect on such party and its subsidiaries, taken as a whole, and (b) this Consent and Amendment has been duly executed and delivered by such party and when this Consent and Amendment is executed by the other parties hereto, the Funding Agreement as amended by this Consent and Amendment, will constitute the legal, valid and binding obligation of such party, enforceable in accordance with its terms.

         5. This Consent and Amendment shall not constitute an amendment or modification of any other provision of the Funding Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Funding Agreement are and shall remain in full force and effect. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Funding Agreement shall, after this Consent and Amendment becomes effective, refer to the Funding Agreement as amended hereby.

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         6.       This Consent and Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Consent and Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

         7. THIS CONSENT AND AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.





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                   CONSENT AND AMENDMENT TO FUNDING AGREEMENT


                                   SPECTRASITE HOLDINGS, INC.


                                   By:  /s/ Stephen H. Clark
                                        ---------------------------------------
                                        Name:   Stephen H. Clark
                                        Title:  President and CEO


                                   SPECTRASITE INTERMEDIATE HOLDINGS, LLC

                                   By SpectraSite Holdings, Inc.


                                   By:  /s/ Stephen H. Clark
                                        ---------------------------------------
                                        Name:   Stephen H. Clark
                                        Title:  President and CEO


                                   WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

                                   By WCAS VIII Associates, L.L.C., Its
                                   General Partner


                                   By:  /s/ Jonathan Rather
                                        ---------------------------------------
                                        Name:   Jonathan Rather
                                        Title:  Managing Member


                                   WELSH, CARSON, ANDERSON & STOWE IX, L.P.

                                   By WCAS IX Associates, L.L.C., Its
                                   General Partner


                                   By:  /s/ Jonathan Rather
                                        ---------------------------------------
                                        Name:   Jonathan Rather
                                        Title:  Managing Member

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